Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of Devon Energy Corporation and the incorporation by reference of our report dated February 17, 2021 with respect to the consolidated financial statements of WPX Energy, Inc. included in Devon Energy Corporation’s Current Report (Form 8-K/A) dated February 17, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Tulsa, Oklahoma

November 10, 2021